EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-287586 of our report dated September 24, 2026, of GenFlat Holdings, Inc. relating to the audit of the consolidated financial statements as of June 30, 2026 and 2025, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement appearing in this annual report on form 10-K.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

September 25, 2026